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                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of October 6, 1995, by and between PDK LABS INC., a New York corporation with offices at 145 Ricefield Lane, Hauppauge, NY 11788 (the "Corporation"), and MICHAEL B. KRASNOFF, an individual residing at 5 Old Woods Drive, Harrison NY 10528 (the "Executive").

                               W I T N E S S E T H

         WHEREAS, on October 18, 1993, the Executive and the Corporation entered into a seven (7) year Executive Employment Agreement; and

         WHEREAS, the Executive's leadership and services have constituted a major factor in the growth and development of the Corporation; and

         WHEREAS, the Corporation desires to continue to employ and retain the unique experience, ability and services of the Executive as its principal executive officer from the effective date hereof and to prevent any other competitive business from securing his services, in utilizing his experience, background and know-how.

         NOW, THEREFORE, the parties mutually agree as follows:

         1. Employment. The Corporation employs the Executive and the Executive hereby accepts continued employment in a principal


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executive capacity and Chairman through December 31, 2005 (the "Executive
Employment").

         2. Duties. The Executive shall serve as the President, Chief Executive Officer and Chief Financial Officer of the Corporation and shall properly perform such duties as may be assigned to him from time to time by the Board of Directors of the Corporation. If requested by the Corporation, the Executive shall serve on any committee of the Corporation's Board of Directors without additional compensation. There shall be no diminution or change in the Executive's status or title without his express written consent. During the term of this Agreement, the Executive shall devote substantially all of his business time to the performance of his duties hereunder unless otherwise authorized by the Board of Directors.

         3.       Compensation of the Executive.


                  3.1 Salary. During the period of Executive Employment, the Corporation shall pay to the Executive a salary (the "Executive Salary") the amount of which shall be fixed by the Board of Directors of the Corporation, from time to time, during such period, provided that in no event shall the Executive's Salary be at a rate less than four hundred thousand ($400,000) dollars per year. Such compensation shall be paid to the Executive with the


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same frequency as other executives of the Corporation are compensated. In addition to all other remuneration provided for in the Agreement, the Executive shall be entitled to a cost of living adjustment (as hereinafter set forth) and other fringe benefits to which executives of the Corporation are entitled.

                  As promptly as practical at the end of each year during the term of this Executive Employment Agreement, the Corporation shall compute the increase, if any, in the cost of living, using as the basis of such computation the "Revised Consumers Price Index- Cities" hereinafter called the "Index," published by the Bureau of Labor Statistics of the United States Department of Labor.

                  3.2 Discretionary Bonus. In addition to the annual salary set forth in Section 3.1 above, the Executive shall be entitled to such bonus compensation (in cash, capital stock or other property) as the Board of Directors of the Corporation may determine from time to time in its sole discretion.

                  3.3 Expenses. In addition to those expenses expressly set forth herein, the Corporation shall pay or reimburse the Executive for all reasonable out-of-pocket expenses actually incurred or paid by the Executive in connection with performing his duties hereunder as President and as Chief Financial Officer of the Corporation, of which no more than $100,000 shall be non-



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accountable. The Corporation shall, at the direction of the Executive, either reimburse the Executive for, or directly pay the costs of, membership dues for any one (1) social or recreational club or organization that the Executive chooses to join. Additionally, the Corporation shall, at the direction of the Executive, either reimburse the Executive for, or directly pay the costs of, membership dues for any professional organizations that the Executive chooses to join. The Corporation shall also reimburse the Executive for any disability insurance premiums actually paid by the Executive during the Term hereof.

                  3.4 Automobile Allowance. With respect to Executive's use of an automobile in connection with the performance of his duties hereunder, Corporation shall, at the direction of Executive, either reimburse Executive for, or directly pay the costs of, the use of an automobile during the Term of this Agreement and all usual expenditures in connection therewith; i.e., fuel, insurance, parking, customary maintenance and repairs, etc. The type of automobile shall be selected by Executive.

                  3.5 Benefits. the Executive shall be entitled to participate in such pension, profit sharing, group insurance, option plans, hospitalization, and group health and benefit plans


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and all other benefits and plans as the Corporation provides to its senior executives.

                  3.6      Equity Participation.

                  (a) Upon the execution hereof, Corporation hereby grants to Executive options pursuant to the Company's Stock Option Plan to purchase up to Two Hundred Fifty Thousand (250,000) shares of Corporation's common stock, par value $.01 per share (the "Common Stock"), at an exercise price of Two Dollars and Sixty Three Cents ($2.63). The options shall include demand registration rights at the expense of the Corporation. Any unexercised options shall automatically be extinguished upon the expiration or termination of this Agreement.

                  (b) Upon the execution hereof, the Corporation hereby issues to Executive, Four Hundred Thousand (400,000) shares of the Corporations Common Stock, par value $.01 per value, provided however, that commencing upon the date hereof through December 31, 2005 for each three (3) month period (or any part thereof) that Executive is not employed by Corporation pursuant to the terms of this Agreement for any reason whatsoever, unless otherwise agreed in writing by the parties, Executive shall automatically forfeit Ten Thousand (10,000) shares of Common Stock. Notwithstanding the foregoing, in the event that (i) Corporation shall file a


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Registration Statement with the Securities and Exchange Commission on Form S-1
(or any other appropriate form) during the Term hereof and (ii) the underwriter with respect to the Registration Statement (or Corporation, if there is not an underwriter) has agreed to register any or all shares of Common Stock granted to Executive hereunder, then none of such shares which are so registered will be subject to forfeiture thereafter and only those shares, if any, that remain unregistered shall be subject to the provisions of forfeiture (on a prorated basis) set forth in the immediately preceding sentence.

                  (c) Corporation expressly agrees to pay on Executive's behalf or reimburse Executive for any federal, state and local taxes of any nature whatsoever (including but not limited to any income or capital gains taxes) that Executive actually incurs with respect to his receipt of any of the securities, or the proceeds therefrom, granted to Executive pursuant to this Section 3.7.

                  (d) The Corporation and the Executive agree that Section 4.6 of the December 1, 1991 Employment Agreement between Executive and the Corporation shall remain in full force and effect.

                  3.7      Change of Control.


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                  (a) In the event that there occurs a "Change of Control" (as defined below) during the term of this Agreement and as a result thereof the Executive resigns or this Agreement is terminated, the Corporation expressly agrees that upon such resignation or termination, the Corporation shall pay to the Executive a sum equal to two times the entire compensation that the Executive would have been entitled to through December 31, 2005, but in no event less than $2,500,000. As used herein, the term "Change of Control" shall mean, subject to Section 3.8(b) hereof, either

                    (i) a sale of securities representing voting control of the Corporation or a sale of all or substantially all of the assets of the Corporation,

                    (ii) any merger, joint venture of other business combination where the Corporation is either (x) not the surviving entity or, (y) becomes the subsidiary of another entity, or

                    (iii)the acquisition of more than ten percent (10%) of the outstanding voting securities of the Corporation by any entity(ies) or person(s) exclusive of the Executive or any holder of the Company's securities on the date hereof who


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                         presently owns more than 10%, either acting alone or as
                         a "group," as that term is defined for purposes of
                         Section 13(d) of the Securities Exchange Act of 1934, as amended.

                    (iv) the increase in ownership, by an amount of 1% or more, of the outstanding voting securities of the Corporation by any entity(ies) or person(s) owning more than 5% on the date hereof.

                    (v) the nomination of individuals for election to the board of directors which elections will result in one-third of the directors of the Company consisting of individuals who have not been directors of the Company for at least two years.

                    (vi) a tender offer for shares of the Corporation's common stock is made, which tender is not approved by the Company's Board of Directors and a majority of the Corporation's outstanding stock is tendered thereunder.

                  (b) Notwithstanding anything set forth herein to the contrary, in the event that the Executive, as a member of the Corporation's Board of Directors, votes in favor of any of the transactions described in either Section 3.8(i) or 3.8(ii) above,


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then in such event, there shall not be deemed to have occurred a "Change of
Control" for the purposes of this Agreement.

                  3.8      Intentionally Omitted.

                  3.9 Loan to Executive. Upon the execution hereof, Corporation shall make available to Executive a revolving line of credit of up to Five Hundred Thousand Dollars ($500,000) pursuant to which Executive can borrow up to such amount from Corporation from time to time and at any time during the Term hereof (the "Line of Credit"). Any funds borrowed by Executive pursuant to the Line of Credit shall bear interest at the prime rate as quoted in The Wall Street Journal from time to time plus one-half of one percent (.5%) per annum, which interest shall be payable monthly. In the event any sums are outstanding pursuant to the Line of Credit upon the termination or expiration hereof, such sums shall be automatically converted to a ten (10) year loan which shall be fully amortized over one hundred twenty (120) consecutive monthly payments with the rate of interest fixed upon the actual date of expiration or termination. Executive agrees to execute any reasonable documents prepared by Corporation to evidence the transactions described in this Section 3.9.

         4.       Disability.


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                  4.1 Death and Total Disability. In the event of the death or total disability, the Executive, during the period of his Executive Employment, his Executive Salary shall continue to be paid to the Executive, or his Estate as the case may be, at the same rate that it was on the date of such disability. If the Executive shall receive any disability payments from any insurance policy paid for by the Corporation, the payments to the Executive during any period of disability shall be reduced by the amount of disability payments received by the Executive under any such insurance policy or policies. For the purposes of this Agreement, disability shall mean mental or physical illness or condition rendering the Executive incapable of performing his normal duties with the Corporation.

         5. Vacations. the Executive shall be entitled to a vacation of four (4) weeks per year, during which period his salary shall be paid in full. The Executive shall take his vacation at such time or times as the Executive and the Corporation shall determine is mutually convenient.

         6. Disclosure of Confidential Information. The Executive recognizes that he has had and will continue to have access to secret and confidential information regarding the Corporation, including but not limited to its customer list, products, know-how,


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and business plans. The Executive acknowledges that such information is of great value to the Corporation, is the sole property of the Corporation, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Corporation herein, the Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any information acquired by the Executive during the course of his employment, which is treated as confidential by the Corporation, including but not limited to its customer list, and not otherwise in the public domain the provisions of this Section 6 shall survive the Executive's employment hereunder.

         7.       Covenant Not To Compete.

                  (a) Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of the Corporation that the Executive agree, and accordingly, the Executive does hereby agree, that he shall not, directly or indirectly, at any time during the "Restricted Period" within the "Restricted Area" (as those terms are defined in Section 8(e) below):


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                    (i)  except as provided in Subsection (c) below, engage in the business of retail or mail order sale of vitamins either on his own behalf or as an officer, director, stockholder, partner, consultant, associate, employee, owner, agent, creditor, independent contractor, or co-venturer of any third party; or

                    (ii) employ or engage, or cause or authorize, directly or
                         indirectly, to be employed or engaged, for or on behalf of himself or any third party, any employee or agent of the Corporation.

                    (b) Executive hereby agrees that he will not, directly or indirectly, for or on behalf of himself or any third party, at any time during the Term and during the Restricted Period solicit any customers of the Corporation.

                  (c) If any of the restrictions contained in this Section shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section shall then be enforceable in the manner contemplated hereby.


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                  (d) This Section 7 shall not be construed to prevent the
Executive from owning, directly and indirectly, in the aggregate, an amount not exceeding five percent (5%) of the issued and outstanding voting securities of any class of any corporation whose voting capital stock is traded on a national securities exchange or in the over-the-counter market.

                  (e) The term "Restricted Period," as used in this Section 7, shall mean the period of the Executive's actual employment hereunder plus: (i) twelve (12) months after the date the Executive is actually no longer employed by the Corporation in the event this Agreement expires or the Executive's termination For Cause; (ii) twelve (12) months after the date the Executive is actually no longer employed by the Corporation in the event that this Agreement is terminated by the Corporation for any reason whatsoever except For Cause, or if the Executive resigns for any reason during the Term, except for his resignation pursuant to Section 3.8 hereof; and, (iii) twenty-four (24) months after the date the Executive is actually no longer employed by the Corporation in the event that the Executive resigns pursuant to Section 3.8 hereof. The term "Restricted Area" as used in this Section 7 shall mean the seventy-five (75) mile radius from the Corporation's principal executive offices.


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         (f) The provisions of this Section 7 shall survive the termination of the Executive's employment hereunder and until the end of the Restricted Period as provided in Section 7(e) hereof.

         8.       Miscellaneous.

                  8.1 Assignments. Neither the Executive nor the Corporation may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other.

                  8.2 Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to the Executive's employment by the Corporation, supersedes all prior understandings and agreements, whether oral or written, between the Executive and the Corporation, including, but not limited to, the Prior Employment Agreement, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.


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                  8.3 Binding Effect. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

                  8.4 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  8.5 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g. Federal Express) to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

                  8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to such State's conflicts of laws provisions and each of the parties hereto irrevocably consents to the


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jurisdiction and venue of the federal and state courts located in the State of
New York, County of Suffolk.

                  8.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                              PDK LABS INC.

                                              By:  /s/ Hartley T. Bernstein
                                                   -----------------------
                                                       Hartley T. Bernstein,
                                                       Assistant Secretary

                                                   /s/ Michael B. Krasnoff

                                                   -----------------------
                                                       Michael B. Krasnoff


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